UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2019

GIGCAPITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2479 E. Bayshore Rd., Suite 200 Palo Alto, CA		94303
(Address of Principal Executive Offices)		(Zip Code)

(650) 276-7040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GIG	The NYSE Stock Market LLC
Warrants to receive one share of Common Stock	GIG.WS	The NYSE Stock Market LLC
Right to receive one-tenth of one share of Common Stock	GIGr	The NYSE Stock Market LLC
Units, each consisting of one share of Common Stock, one right and three-fourths of one warrant	GIG.U

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Investor Presentation

Attached as Exhibit 99.1 to this Report is the form of investor presentation to be used by GigCapital, Inc. (the “Company”) with regard to the proposed business combination (the “Business Combination”) with Kaleyra S.p.A. (“Kaleyra”) in presentations to certain of its stockholders and other persons interested in purchasing its securities.

Forward-Looking Statements

This Current Report on Form 8-K may include forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding the proposed transaction, the Business Combination, the rights tender offer, the Company and Kaleyra. All statements, other than statements of historical facts, that address activities, events or developments that the Company and/or Kaleyra expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “believe” and “expect”. Such forward-looking statements include, but are not limited to, statements regarding the entry by the Company into definitive purchase agreements with the parties with whom it has previously announced non-binding letters of intent, or the closing of such definitive agreements, closing of the Business Combination, potential capital alternatives or changes to the capital structure of the Company, including a tender offer of the rights, and the expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the Business Combination and future business plans of the Company and Kaleyra management teams. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are based on certain assumptions and analyses made by the management of the Company and/or Kaleyra in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effects on the Company and Kaleyra as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company or Kaleyra will be those anticipated and actual results may differ materially from those expressed in this press release due to many factors such as, but not limited to, the ability to satisfy closing conditions for the Business Combination, including that the Company stockholders will approve the Business Combination, the ability of the combined company to meet the NYSE’s listing standards, and that the Company will have sufficient capital upon the approval of the Business Combination to operate as anticipated. Should one or more of these risks or uncertainties materialize, or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. These statements speak only as of the date they are made and none of the Company and/or Kaleyra undertakes any obligation to update any forward-looking statements contained in this press release to reflect events or circumstances which arise after the date of this Current Report on Form 8-K.

No Offer or Solicitation

This Current Report on Form 8-K shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Investor Presentation dated October 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2019

By:	/s/ Dr. Avi S. Katz
Name:	Dr. Avi S. Katz
Title:	Chief Executive Officer, President and Executive Chairman of the GigCapital, Inc. Board